Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO

Registration rights agreement

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of June 15, 2018, by and between PeerStream, Inc. (f/k/a Snap Interactive, Inc.), a Delaware corporation (the “Company”), and Clifford Lerner (the “Holder”).

RECITALS

A. On October 7, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 13, 2016, by and among the Company, SAVM Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), A.V.M. Software, Inc. (d/b/a Paltalk), a New York corporation (“AVM”), and Jason Katz, as the AVM Representative, Merger Sub merged with and into AVM, with AVM surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company and the Holder entered into a Registration Rights Agreement, dated October 7, 2016 (the “Registration Rights Agreement”), pursuant to which the Holder was granted certain demand and “piggy-back” registration rights with respect to his shares of the Company’s common stock.

B. The parties hereto desire to amend the Registration Rights Agreement to provide that the Holder may only exercise his demand registration rights thereunder if the demand registration will take the form of a firm commitment underwritten public offering.

NOW, THEREFORE, in consideration of the recitals, the mutual promises, and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.1 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Registration Rights Agreement.

2.1 Amendments to the Registration Rights Agreement. Section 2(f) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

(f) Underwritten Offering. Notwithstanding anything herein to the contrary, any Demand Registration under Section 2 of this Agreement must be for a firm commitment underwritten public offering and must be managed by an Underwriter or Underwriters of recognized national standing and selected by the Company in its sole discretion. For the avoidance of doubt, the Company shall not be deemed to have breached its obligations to effect a Demand Registration pursuant to this Section 2 if, after using commercially reasonably efforts, the Company is unable to engage, on customary industry terms, an Underwriter for the Demand Registration specified in the Holder’s Demand Registration notice.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Registration Rights Agreement as of the day and year first above written.

PEERSTREAM, INC.
(f/k/a Snap interactive, inc.)

By:	/s/ Alexander H. Harrington
Name:	Alex Harrington
Title:	Chief Executive Officer

HOLDER

By:	/s/ Cliff Lerner
Name:	Clifford Lerner

Signature Page to

Amendment No. 1 to Registration Rights Agreement